UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2018

AutoWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2018, AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”) entered into a Tax Benefit Preservation Plan Exemption Agreement (“Exemption Agreement”) with Daniel M. Negari, The 1 8 999 Trust, a trust organized under the laws of Nevada, Michael R. Ambrose, and The Insight Trust, a trust organized under the laws of Nevada (collectively, the “Initial Requesting Persons”).

Tax Benefit Preservation Plan

As previously reported, effective as of May 26, 2010, the Company adopted a Tax Benefit Preservation Plan, which plan was amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014 and by Amendment No. 2 to Tax Benefit Preservation Plan dated April 13, 2017, and the number of rights thereunder adjusted by that Certificate of Adjustment dated as of July 12, 2012 (the original plan, as amended and adjusted, is collectively referred to herein as the “Plan.” The Board of Directors of the Company (“Board”) adopted the Plan to protect stockholder value by preserving important tax assets. The Company has generated substantial net operating loss carryovers and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 of the Internal Revenue Code (“Section 382”). In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period.

The Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382. The Plan is intended to deter any “Person” (as defined in the Plan) from becoming an “Acquiring Person” (as defined in the Plan) and thereby jeopardizing the Company’s Tax Benefits. In general, an Acquiring Person is any Person, itself or together with all “Affiliates” (as defined in the Plan) of such Person, that becomes the “Beneficial Owner” (as defined in the Plan) of 4.9% or more of the Company’s outstanding “Common Stock” (as defined in the Plan). Under the Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company (“Plan Exemption”).  The Board does not have any obligation, implied or otherwise, to grant any Plan Exemptions.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Tax Benefit Preservation Plan dated as of May 26, 2010 between the Company and Computershare Trust Company, N.A., as rights agent, together with the following exhibits thereto: Exhibit A – Form of Right Certificate; and Exhibit B – Summary of Rights to Purchase Shares of Preferred Stock of the Company, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 2, 2010 (SEC File No. 000-22239), as amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014, between the Company and Computershare Trust Company, N.A., as rights agent, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 16, 2014 (SEC File No. 001-34761), and as amended by Amendment No. 2 to Tax Benefit Preservation Plan dated as of April 13, 2017 between the Company and Computershare Trust Company, N.A., as rights agent, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 14, 2017 (SEC File No. 001-34761), together with the Certificate of Adjustment Under Section 11(m) of the Tax Benefit Preservation Plan, which is incorporated herein by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the SEC on November 8, 2012 (SEC File No. 001-34761).

Summary Description of the Exemption Agreement

The Initial Requesting Persons informed the Company that as of November 30, 2018 (“Exemption Agreement Effective Date”), the Initial Requesting Persons, together with all of their respective Affiliates and Associates, beneficially owned 621,970 shares of Common Stock, or approximately 4.8% of the Company’s outstanding Common Stock, as of that date (“Current Holdings”). The Initial Requesting Persons also informed the Company that if permitted to do so under the Plan, the Initial Requesting Persons would be interested in acquiring Additional Beneficially Owned Shares (as defined below) of Common Stock in excess of the Current Holdings. The Initial Requesting Persons requested that the Board consider exercising its discretionary authority under the Plan to deem the Initial Requesting Persons and their respective Affiliates not to be an Acquiring Person and to grant a Plan Exemption for the Initial Requesting Persons and their respective Affiliates to acquire Beneficial Ownership of Additional Beneficially Owned Shares of Common Stock in excess of the Current Holdings.

The Board considered the Initial Requesting Persons’ request and granted a Plan Exemption to acquire shares of Common Stock in excess of the Current Holdings provided that the aggregate number of shares of Common Stock Beneficially Owned by the Initial Requesting Persons, any other Requesting Persons (as defined below) that may become a party to the Exemption Agreement in accordance with the terms hereof and their respective Affiliates and Associates does not collectively exceed 15% of the Company’s outstanding shares of Common Stock at the time of the acquisition of Beneficial Ownership of the Additional Beneficially Owned Shares of Common Stock, subject to and in reliance upon the Initial Requesting Persons and any other such Requesting Persons entering into and remaining in compliance with the terms and conditions set forth in the Exemption Agreement.

Under the Exemption Agreement, the Initial Requesting Persons, any other persons that may become a party to the Exemption Agreement pursuant to the terms thereof, and their respective Affiliates (collectively, “Requesting Persons”) agreed that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Requesting Persons shall (i) appear at the meeting or otherwise cause any and all of the portion of Shares (as defined in the Exemption Agreement) which equals or exceeds 4.90% of the shares of Common Stock then outstanding (“Exemption Shares”) to be counted as present thereat for purposes of establishing a quorum; (ii) vote (or cause to be voted) any and all Exemption Shares the same proportion (for or against) as the shares actually voted for or against such matters by the stockholders of the Company, other than the Requesting Persons and their respective Affiliates; and (iii) granted representatives of the Company irrevocable proxies (“Irrevocable Proxies”) to vote the Exemption Shares in accordance with the foregoing instructions. The Requesting Persons further agreed not to enter into any proxy, agreement or understanding with any person or entity the effect of which would be materially inconsistent with or violative of any provision contained herein.

In addition to the foregoing voting agreement and proxies, the Requesting Persons agreed that they will not, in any manner, directly or indirectly, (except: (i) pursuant to a negotiated transaction approved by the Board; or (ii) as may otherwise be approved by the Board):

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make, effect, initiate, cause or participate in (i) any acquisition of Beneficial Ownership of any securities of the Company or any securities of any Subsidiary (as defined in the Plan) or other Affiliate or Associate (as defined in the Plan) of the Company (except as such transfers between Requesting Persons in compliance with Section 2.2 in the Exemption Agreement), (ii) any Company Acquisition Transaction (as defined in the Exemption Agreement), or (iii) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or consents with respect to any securities of the Company, or take any action which might force the Company to make a public announcement regarding any of these types of matters;

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nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company; provided that a Requesting Person may seek privately with the Board or the Company’s Chief Executive Officer to influence the decisions made by the existing management or Board in a manner (1) that is not disclosed publicly and (2) would not force the Company to make a public announcement regarding such influence;

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request or propose that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of standstill provisions of the Exemption Agreement unless such request or proposal is made privately to the Board in a manner (1) that is not disclosed publicly and (2) that would not force the Company to make a public announcement regarding such request or proposal;

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agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action referred to in the standstill provisions of the Exemption Agreement;

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assist, induce or encourage any other Person to take any action referred to in the standstill provisions of the Exemption Agreement; or

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enter into any discussions or arrangements with any third party with respect to the taking of any action referred to in the standstill provisions of the Exemption Agreement.

The Exemption Agreement allows the Requesting Persons as a group to acquire Beneficial Ownership of additional shares of Common Stock (“Additional Beneficially Owned Shares”) as long as (i) the collective Beneficial Ownership of the Requesting Persons and their respective Affiliates and Associates does not exceed 1,942,342 shares of Common Stock at the time of the acquisition of Beneficial Ownership of the Additional Beneficially Owned Shares (which number of shares represents approximately 15% of the Company’s outstanding Common Stock as of the Exemption Agreement Effective Date); (ii) the Requesting Persons are in compliance with all of the provisions of the Exemption Agreement as of the acquisition date of any Additional Beneficially Owned Shares; (iii) the representations and warranties of the Requesting Persons in the Exemption Agreement shall be true, accurate and complete as if made as of the date of any such acquisition of Additional Beneficially Owned Shares; (iv) the acquisition of Additional Beneficially Owned Shares would not result in any Person who is not a Requesting Person or any Affiliate or Associate of a Requesting Person, individually or collectively, constituting a 5% shareholder under Section 382; and (v) the acquisition of the Additional Beneficially Owned Shares is completed within three months of the Exemption Agreement Effective Date.

The Exemption Agreement will remain in effect until the earliest to occur of the following (as a result of which the Exemption Agreement shall immediately terminate) (i) at any time by written consent of each of the Requesting Persons and the Company; (ii) automatically upon the termination of the Plan whether by the Board or upon its own terms, unless a substitute or successor tax benefit preservation or other stockholder rights plan is implemented, in which case the Exemption Agreement shall not terminate; (iii) automatically without any further action by the parties hereto, at such time as the Requesting Persons (together with their respective Affiliates and Associates) collectively Beneficially Own less than 4.9% of the Company’s then outstanding shares of Common Stock.

The foregoing description of the Exemption Agreement and Irrevocable Proxies does not purport to be complete and is qualified in its entirety by reference to the full text of the Exemption Agreement and the Irrevocable Proxies, which are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Tax Benefit Preservation Plan Exemption Agreement, effective as of November 30, 2018, by and between AutoWeb, Inc. and Daniel M. Negari, The 1 8 999 Trust, a trust organized under the laws of Nevada, Michael R. Ambrose, and The Insight Trust, a trust organized under the laws of Nevada.

10.2
Irrevocable Proxy dated as of November 30, 2018 by Daniel M. Negari.

10.3
Irrevocable Proxy dated as of November 30, 2018 by The 1 8 999 Trust, a trust organized under the laws of Nevada.

10.4
Irrevocable Proxy dated as of November 30, 2018 by Michael R. Ambrose.

10.5
Irrevocable Proxy dated as of November 30, 2018 by The Insight Trust, a trust organized under the laws of Nevada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2018
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary